Exhibit 99.1

CDTi Streamlines Operations with Closure of Canadian Manufacturing Facility

— Repositions operating footprint around advanced materials strategy —

— Expects to save approximately $3 million in annual costs —

— Reduces overhead to drive profitable growth and increase shareholder value —

Oxnard, California — Dec. 11, 2015 — Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”) announced it is closing its manufacturing facility located in Markham, Ontario to align its operating footprint in support of its advanced materials strategy. Combined with other concurrent actions to reduce overhead, the closing of the Markham facility is expected to eliminate approximately $3 million from the company’s annual cost base. The shutdown is expected to be completed during the first quarter of 2016.

Matthew Beale, CDTi’s CEO, said: “As we stated on our third quarter 2015 conference call, we have been focused on initiatives to align our operating structure with our powder-to-coat business model. These initiatives included exiting non-core businesses and externalizing operating activities not integral to delivering value to our customers. By closing our Markham facility, we are doing just that. Our streamlined cost structure and operating footprint better supports CDTi’s positioning as an advanced materials provider for the global emissions control market. In addition, this initiative enables us to more quickly and cost effectively ramp the DuraFitTM business by simplifying our supply chain and putting manufacturing in a US location closer to our customer base, which we expect will benefit our customers by improving lead times, capacity and manufacturing flexibility.”

Following the facility closure, CDTi intends to consolidate certain commercial and supply chain activities to its Oxnard, CA facility and work with vendor partners to cost-effectively outsource other activities. The Company anticipates recording approximately $1.8 million in expenses during the fourth quarter of 2015 to complete these actions.

For additional information on these cost reduction initiatives, CDTi refers you to the Form 8-K filed today with the Securities and Exchange Commission, available at the company’s website at www.cdti.com or at www.sec.gov.

About CDTi

CDTi manufactures and distributes vehicle emissions control products that leverage its advanced materials technology. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits its high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. Headquartered in Oxnard, California, CDTi has operations in Canada, Japan, the United Kingdom and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements contained herein that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”,

“will”, “would”, “intends”, “estimates”, “promises”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this press release, the Company includes forward looking statements regarding CDTi’s ability to achieve certain cost savings and strategic initiatives. In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) any inability by CDTi to (1) realize the benefits of investments and planned cost saving measures; (2) successfully transition into an advanced materials supplier; (3) execute its strategic priorities; (4) commercialize its technology due to agreements with third parties; (5) protect its intellectual property; (6) obtain verifications, approvals or market acceptance of its products or technology; or (7) achieve anticipated results; (ii) changes in or lack of enforcement of or funding for emissions programs, regulations or standards; (iii) competitive conditions; (iv) prices of PGM and rare earth metals; (v) intellectual property infringement allegations; (vi) inability to meet emissions control standards; and (vii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com

cmattison@lhai.com